UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2014

TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 28, 2014, Tecogen executed a consulting agreement with its former Chief Financial Officer, Secretary and Treasurer, Bonnie J. Brown. This agreement is effective August 15, 2014 and filed as an exhibit to this report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 28, 2014, Tecogen Inc. (the “Company”) executed a consulting agreement with Ms. Bonnie J. Brown, the Company’s former Chief Financial Officer, Treasurer and Secretary, effective August 15, 2014. Ms. Brown’s agreement is filed as an exhibit. As part of her previously announced resignation, payments for severance and accrued vacation totaling $42,691 will be made in 10 payments between August 15 and December 31, 2014. In addition, health and other insurance benefits previously received will continue until December 31, 2014.

Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits
The registrant hereby files the following exhibit:
Exhibit 10.25 – Consulting agreement between Tecogen Inc. and Bonnie J. Brown, former Chief Financial Officer, Secretary and Treasurer effective August 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on August 29, 2014.

TECOGEN, Inc.

By:     /s/ David A. Garrison
David A. Garrison
Chief Financial Officer